Exhibit 10.28

TRANSITION AND SEPARATION AGREEMENT AND

GENERAL RELEASE OF CLAIMS

This TRANSITION AND SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (“Agreement”) is entered into by and between Select Energy Services, LLC, a Delaware limited liability company (the “Company”), and Adam Law (“Employee”). Select Energy Services, Inc., a Delaware corporation (“Select”), enters into this Agreement for the purpose of acknowledging and agreeing to those portions of Sections 2, 5 and 12 applicable to it below.  The Company and Employee are referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Employee has provided notice of his resignation from employment, and Employee’s employment with the Company will end no later than November 11, 2022;

WHEREAS, the Parties desire to enter into this Agreement in order to memorialize Employee’s transition of his duties and assistance with respect to certain matters;

WHEREAS, if Employee enters into this Agreement and satisfies the terms herein, then the Company will provide Employee with the separation benefits as set forth herein; and

WHEREAS, the Parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the Parties hereby acknowledge and agree as follows:

1.Resignation from Employment; Transition Assistance.
(a)Unless terminated due to Employee’s resignation on an earlier date, Employee’s employment with the Company will end on November 11, 2022. As used herein, the “Separation Date” means November 11, 2022 or such earlier date that Employee’s employment with the Company terminates due to Employee’s resignation. Employee acknowledges and agrees that his separation from employment shall be due to his voluntary resignation.
(b)Employee’s employment with the Company will end as of the Separation Date and, as of the Separation Date, Employee will have no further employment relationship with the Company or any other Company Party. As of the Separation Date, Employee will automatically be deemed to have resigned from all positions held with the Company and each other Company Party.
(c)From the date on which Employee signs this Agreement (the “Signing Date”) through the Separation Date (such period, the “Transition Period”), Employee shall remain employed by the Company and, for all services provided during the Transition Period, Employee shall receive the base salary for which he was eligible immediately prior to the Signing Date. During the Transition Period, Employee shall continue to perform

US 9340655

Employee’s duties as may be requested by the Company and shall provide such cooperation and assistance as the Company may reasonably request with respect to the transition of his duties and responsibilities.
2.Severance Payments; COBRA Reimbursement; Accelerated Vesting. Provided that (i) Employee executes this Agreement and returns a copy of this Agreement signed by Employee to the Company, care of John Schmitz, Chief Executive Officer, 1820 North I-35, Gainesville, TX 76240 or via e-mail to JSchmitz@selectenergy.com so that it is received by Mr. Schmitz no later than 11:59 p.m. Central Time on October 21, 2022; (ii) Employee provides the assistance referenced in Sections 1(c) and 9 and abides by each of his commitments set forth herein; (iii) Employee does not resign from his employment with the Company prior to November 11, 2022; and (iv) Employee timely executes and returns the Confirming Release (as defined below) to the Company as set forth in Section 7 below and does not exercise his revocation right set forth in the Confirming Release, then:
(a) The Company shall provide Employee: (x) a total severance payment equal to $170,000, which represents six (6) months’ worth of Employee’s base salary in effect as of the Signing Date (the “Severance Payment”); and (y) an additional payment equal to $190,400 (the “2022 Bonus”). The Severance Payment shall be paid in twelve (12) substantially equal bi-weekly installments, with the first installment paid on the Company’s first payroll date for executive employees after the expiration of the Confirming Release Revocation Period (as defined in the Confirming Release), and the subsequent bi-weekly installments paid on each of the Company’s next eleven (11) regular bi-weekly payroll dates thereafter. The 2022 Bonus shall be paid on or before March 15, 2023;
(b)For the portion, if any, of the six (6)-month period following the Separation Date (the “Reimbursement Period”) that Employee elects to continue coverage for Employee and Employee’s spouse and eligible dependents, if any, under the Company’s group health plans pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), subject to the Employee’s timely submission of applicable documentation as described herein, the Company shall promptly reimburse Employee on a monthly basis for the premium amount Employee pays to effect and continue such coverage (the “COBRA Benefit”).  Each payment of the COBRA Benefit shall be paid to Employee on the Company’s first regularly scheduled pay date in the calendar month immediately following the calendar month in which Employee submits to the Company documentation of the applicable premium payment having been paid by Employee, which documentation shall be submitted by Employee to the Company within thirty (30) days following the date on which the applicable premium payment is paid. Employee shall be eligible to receive such reimbursement payments until the earliest of: (i) the last day of the Reimbursement Period; (ii) the date Employee is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which Employee becomes eligible to receive coverage under a group health plan sponsored by another employer (and any such eligibility shall be promptly reported to the Company by Employee); provided, however, that the election of COBRA continuation coverage and the payment of any premiums due with respect to such COBRA continuation coverage shall remain Employee’s sole responsibility, and the Company shall not assume any obligation for payment of any such premiums relating to such COBRA continuation coverage. The Company may cease making such payments to the extent required to avoid any adverse consequences to Employee or the Company under either Section 105(h) of the Code or the

US 9340655

Patient Protection and Affordable Care Act of 2010, and, to the extent such payments would not cause any such adverse consequences, the Company shall in lieu thereof provide to Employee (or Employee’s designated beneficiary or legal representative, if applicable) a taxable monthly payment in an amount equal to the monthly COBRA premium that the Company would otherwise be required to pay under this section for Employee’s COBRA coverage, which payment will continue until the end of the subsidized COBRA continuation period otherwise prescribed in this section. The existence and duration of Employee’s rights and/or the COBRA rights of any of Employee’s eligible dependents will be determined in accordance with Section 4980B of the Code (as defined below); and
(c)Select shall cause the accelerated vesting referenced in Section 5(a) below to occur, as set forth in Section 5(a).
3.Satisfaction of Severance Obligations; Receipt of Leaves, Bonuses, and Other Compensation. Employee expressly acknowledges and agrees that he would not be entitled to the consideration in Section 2 (or any portion thereof) but for his entry into this Agreement and compliance with the terms herein. Employee further represents, acknowledges and agrees that, with the exception of any unpaid base salary earned by him in the pay period in which the Signing Date occurred, Employee has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation, and other sums that he has been owed or ever could be owed by the Company and the other Company Parties, with the exception of any sums to which Employee may be entitled pursuant to this Agreement.  Employee further represents, acknowledges and agrees that he has received all leaves (paid and unpaid) that he has been entitled to receive from the Company and the other Company Parties. Employee further acknowledges and agrees that he has no further rights to severance pay or benefits from any Company Party other than as set forth in Section 2.
4.Complete Release of Claims.
(a)For good and valuable consideration, including the consideration set forth in Section 2 herein (and any portion thereof), Employee forever releases and discharges the Company, Select, Rockwater Energy Solutions, LLC, Rockwater Energy Solutions Administrative Services, LLC, each of their respective affiliates, and each of the foregoing entities’ respective past, present, and future parents, subsidiaries, predecessors, successors, affiliates, assigns, owners, shareholders, partners, officers, directors, members, managers, employees, trustees, representatives, agents, attorneys, successors, administrators, fiduciaries, insurers, and benefit plans and the trustees and fiduciaries of such plans (each a “Company Party” and, collectively, the “Company Parties”), in their personal and representative capacities from, and Employee waives, any and all claims, demands, liabilities, and causes of action, whether statutory or at common law, including any claim for salary, benefits, payments, expenses, costs, damages, penalties, compensation, remuneration, contractual entitlements, and all claims or causes of action relating to any matter that actually or allegedly occurred, whether known or unknown, on or prior to the Signing Date, including, (i) any alleged violation of: (A) the Family and Medical Leave Act of 1993, as amended; (B) Title VII of the Civil Rights Act of 1964, as amended; (C) the Civil Rights Act of 1991; (D) Sections 1981 through 1988 of Title 42 of the United States Code, as amended; (E) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (F) the Immigration Reform Control Act, as amended; (G) the Americans

US 9340655

with Disabilities Act of 1990, as amended; (H) the National Labor Relations Act, as amended; (I) the Occupational Safety and Health Act, as amended; (J) the Genetic Information Nondiscrimination Act of 2008; (K) the Fair Labor Standards Act of 1938, as amended; (L) the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (M) any local, state, or federal anti-discrimination or anti-retaliation law; (N) any other local, state, or federal law, regulation, or ordinance including the laws of the State of Texas and the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); and (O) any other local or state law, regulation, or ordinance in a state or jurisdiction where Employee worked on behalf of the Company or any of the other Company Parties; (ii) any claim for any alleged violation of any public policy, contract, tort, or common law, including any claim for defamation, slander, libel, negligence, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of the covenant or implied duty of good faith and fair dealing, breach of implied or express contract, interference with contractual relations or prospective business advantage, invasion of privacy, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses, including attorneys’ fees, related to any Released Claim; (iv) any and all claims Employee may have arising under or as the result of any alleged breach of any contract (including the Employment Agreement (as defined below) and any other offer letter, employment contract, or incentive or equity-based compensation plan or agreement) with the Company or any other Company Party; (v) any claim for compensation or benefits of any kind not expressly set forth in this Agreement; and (vi) any and all claims arising from, or relating to, the Select Energy Services, Inc. 2016 Equity Incentive Plan (the “Plan”) or any Equity Award (as defined below) or any grants or awards made under the Plan, or arising from or relating to Employee’s status as a holder of performance share units or shares of restricted stock, or otherwise arising (whether directly or derivately) as the result of Employee being a holder of any shares, units, equity or interest in any Company Party (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for any consideration received by Employee pursuant to Section 2 (and any portion thereof), any and all potential claims of this nature that Employee may have against the Company or the other Company Parties, regardless of whether they actually exist, are expressly settled, compromised, and waived. THIS RELEASE INCLUDES MATTERS KNOWN OR UNKNOWN AND ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF THE COMPANY OR COMPANY PARTIES.
(b)Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission (“EEOC”), Securities and Exchange Commission, or other governmental agency or governmental authority (collectively, “Governmental Authorities”), or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC, Securities and Exchange Commission, or other Governmental Authority; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief or recovery from any Company Party as a result of such EEOC, Securities and Exchange Commission, or other Governmental Authority proceeding or subsequent legal actions. Further, in no event shall the Released Claims include (i) any claim that first arises after the Signing Date, including any claim to enforce Employee’s rights under this Agreement; (ii) any claim to any vested benefits under

US 9340655

ERISA that cannot be released pursuant to ERISA; (iii) any rights to severance pay or benefits pursuant to the terms of this Agreement; or (iv) any right to receive an award for information provided to any Governmental Authorities.  In addition, nothing herein prevents Employee from seeking workers’ compensation or unemployment insurance benefits.
5.Awards.
(a)Employee has been granted 97,276 shares of restricted stock (such 97,276 shares of restricted stock, the “Subject Restricted Shares”) under the Plan pursuant to the Restricted Stock Grant Notice and Restricted Stock Agreement entered into by and between Select and Employee on February 24, 2022 (the “2022 Special Restricted Stock Agreement”).  So long as Employee satisfies the requirements set forth in Sections 2(i), (ii) and (iii) to receive and retain the Severance Payment, then Select shall vest 77,000 of the Subject Restricted Shares (such 77,000 Subject Restricted Shares, the “2022 Vested Shares”), and such 2022 Vested Shares shall become Earned Shares (as defined in the 2022 Special Restricted Stock Agreement) as of the Separation Date.  For the avoidance of doubt, as of the time immediately preceding the Separation Date, those 20,276 Subject Restricted Shares that are not 2022 Vested Shares will, without any further action by Select or any of its affiliates, be forfeited and surrendered to Select at no cost to Select or any of its affiliates.
(b)In addition to the Subject Restricted Shares, Employee has also been granted awards of performance share units and additional awards of restricted stock, in each case subject to the terms of the Plan and applicable performance share unit agreements and restricted stock agreements (collectively, such performance share unit awards and restricted stock awards the “Equity Awards”).  Employee acknowledges and agrees that, as of the time immediately preceding the Separation Date, all unvested Equity Awards other than the 2022 Vested Shares will, without any further action by Select or any of its affiliates, be forfeited and surrendered to Select at no cost to Select or any of its affiliates.
6.Acknowledgment of Restrictive Covenants; References.
(a)Employee acknowledges and agrees that, in connection with Employee’s employment with the Company, Employee has obtained Confidential Information, as defined in the Employment Agreement entered by and between the Company and Employee and dated March 1, 2019 (the “Employment Agreement”), and that he has continuing obligations to the Company and the other Company Parties pursuant to Sections 9, 10 and 11 of the Employment Agreement (the “Restrictive Covenants”).  In entering into this Agreement, Employee acknowledges the enforceability and continued effectiveness of the Restrictive Covenants and reaffirms his commitment to abide by their terms.
(b)Employee shall direct any requests for professional references from third parties to the Company’s Vice President of Human Resources (or such other individual as the Company may direct) and, in response to such requests, the Company shall only verify the dates of Employee’s employment by the Company and the positions he held during such employment.

US 9340655

7.Confirming Release.  On the Separation Date or within twenty (21) days thereafter, Employee shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”), which is incorporated by reference as if fully set forth herein, and return the executed Confirming Release to the Company, care of John Schmitz, Chief Executive Officer, 1820 North I-35, Gainesville, TX 76240 or via e-mail to JSchmitz@selectenergy.com, so that it is received by Mr. Schmitz no later than twenty (21) days after the Separation Date.
8.Representations and Warranties Regarding Claims. Employee represents and warrants that, as of the Signing Date, he has not filed any claims, complaints, reports, charges, or lawsuits against the Company or any of the other Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident, act or omission that occurred or arose out of one or more occurrences that took place on or prior to the Signing Date. Employee further represents and warrants that he has not made any assignment, sale, delivery, transfer, or conveyance of any rights Employee has asserted or may have against the Company or any of the other Company Parties with respect to any Released Claim.
9.Continued Cooperation. Following the Separation Date, Employee will provide the Company and, as applicable, the other Company Parties, with such assistance as the Company may request from time to time, including assistance with respect to transitioning matters within his prior areas of responsibility for the Company and its affiliates, and providing information relating to the duties he performed for the Company and its affiliates and facts that he knows about the Company and its business and operations.  Such information and assistance shall include providing truthful information and assistance with respect to any investigation, litigation, or other proceeding that may relate to any Company Party practices, acts, omissions, or any other occurrence occurring during the period that Employee was employed by the Company.  Employee shall be reimbursed for his reasonable, pre-approved expenses incurred in providing the assistance referenced in this Section 9, including reasonable travel expenses.  Within fifteen (15) days of incurring any such expenses, Employee shall submit documentation or such expenses having been incurred, and the Company will provide such reimbursement within fifteen (15) days of its receipt of such documentation.
10.Employee’s Acknowledgements. Employee acknowledges and agrees that,
(a)Employee has been advised by the Company, and is hereby advised in writing, to consult with an attorney of his choosing before signing this Agreement;
(b)Employee has had sufficient time to consider this Agreement before signing it;
(c)Employee is receiving, pursuant to this Agreement, consideration in addition to anything of value to which he is already entitled;
(d)Neither the Company nor any other Company Party has provided any tax or legal advice to Employee regarding this Agreement, and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of his own choosing

US 9340655

such that Employee enters into this Agreement voluntarily and with full understanding of the tax and legal implications thereof; and
(e)Employee fully understands the final and binding effect of this Agreement, is signing this Agreement knowingly, voluntarily, and of his own free will, and understands and agrees to each of the terms and conditions of this Agreement.
11.No Waiver. No failure by any Party at any time to give notice of any breach by the other Party of, or to require compliance with, any provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.
12.Applicable Law; Dispute Resolution.
(a)This Agreement is governed by the laws of the state of Texas; provided, however, Sections 2(b) and 5 herein shall be governed by the laws of the state of Delaware.
(b)Any dispute arising out of or relating to this Agreement shall be subject to the dispute resolution procedures set forth in Section 12 of the Employment Agreement, which are hereby incorporated by reference.  In incorporating such dispute resolution (including arbitration) provisions, THE PARTIES ARE KNOWINGLY AND VOLUNTARILY WAIVING THEIR RIGHTS TO A JURY TRIAL.  Notwithstanding the foregoing, any dispute arising out of or relating to Sections 2(b) or 5 herein shall be subject to the dispute resolution provisions of Section 9(c) of the Plan, which are hereby incorporated by reference.
13.Severability. Any term of this Agreement, or portion of such a term, that renders such term or any other term of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain in this Agreement.
14.Withholding of Taxes and Other Employee Deductions. Employee authorizes Company to withhold from all payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.
15.Section 409A. The payments provided for in this Agreement are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent.  For purposes of Section 409A, each installment payment hereunder shall each be treated as a separate payments.   Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

US 9340655

16.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together constitute one and the same Agreement.
17.Third-Party Beneficiaries. Each Company Party that is not a signatory to this Agreement shall be a third-party beneficiary of Employee’s promises and release of claims in this Agreement and is entitled to rely upon and enforce such provisions as if it was a party to this Agreement. Other than the Company Parties, Company and Employee do not intend for there to be any third-party beneficiaries of this Agreement.
18.Interpretation. Neither this Agreement nor any uncertainty or ambiguity with this Agreement shall be construed or resolved against any Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each Party and shall be construed and interpreted according to the ordinary meaning of the words used to fairly accomplish the purposes and intentions of the Parties.  Further, in this Agreement, (a) the use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter; (b) references to Sections refer to Sections of this Agreement; (c) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole (including the Exhibit hereto), and not to any particular subdivision unless expressly so limited; (d) reference to any agreement (including this Agreement), document or instrument, means such agreement, document or instrument as amended, restated or otherwise modified (including any waiver or consent) and in effect from time to time in accordance with the terms thereof; (e) reference to any law means such law as amended, modified, codified, reenacted or replaced and in effect from time to time; and (f) references to “or” shall be interpreted to mean “and/or.”  The Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
19.Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing and signed by the Parties. This Agreement and, with respect to the Restrictive Covenants and dispute resolution provisions referenced in Section 12, the Employment Agreement, constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Employee and the Company or any other Company Party with regard to the subject matter hereof.  Notwithstanding the foregoing, Employee’s commitments herein with respect to confidentiality and non-disclosure, return of property, non-competition, and non-solicitation, are in addition to all other obligations that Employee may have to the Company Parties with respect to such matters, whether such obligations arise by contract, common law, statute, or otherwise.

[Signature Page Follows.]

US 9340655

The Company has caused this Agreement to be executed by a duly authorized representative and Employee has executed this Agreement, in each case, as of the dates set forth beneath their signature blocks below. Employee’s signature represents that he (1) understands this Agreement contains a voluntary waiver of all known or unknown claims in exchange for the consideration in Section 2; (2) was advised to consult with an attorney before signing; and (3) has read this entire Agreement carefully before signing and understands and agrees with all of its terms.

ADAM LAW /s/ Adam Law Signature 10/21/22 Date

Select Energy Services, llc

By /s/ John Schmitz

Name: John Schmitz

Title: President and CEO

10/21/22

Date

With respect to those portions of Sections 2, 5 and 12 applicable to it:

SELECT ENERGY SERVICES, INC.

By /s/ John Schmitz

Name: John Schmitz

Title: President and CEO

US 9340655

EXHIBIT A

CONFIRMING RELEASE AGREEMENT

This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 7 of the Transition and Separation Agreement and General Release of Claims (the “Separation Agreement”), entered into by and between Select Energy Services, LLC (the “Company”) and Adam Law (“Employee”).  Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement.  In signing below, Employee agrees as follows:

1.Complete Release of Claims.

(a)For good and valuable consideration, including the consideration set forth in Section 2 of the Separation Agreement (and any portion thereof), Employee forever releases and discharges the Company and each other Company Party from, and Employee waives, any and all claims, demands, liabilities, and causes of action, whether statutory or at common law, including any claim for salary, benefits, payments, expenses, costs, damages, penalties, compensation, remuneration, contractual entitlements, and all claims or causes of action relating to any matter that actually or allegedly occurred, whether known or unknown, on or prior to the date Employee signs this Confirming Release, including, (i) any alleged violation of: (A) the Family and Medical Leave Act of 1993, as amended; (B) Title VII of the Civil Rights Act of 1964, as amended; (C) the Civil Rights Act of 1991; (D) Sections 1981 through 1988 of Title 42 of the United States Code, as amended; (E) ERISA; (F) the Immigration Reform Control Act, as amended; (G) the Americans with Disabilities Act of 1990, as amended; (H) the National Labor Relations Act, as amended; (I) the Occupational Safety and Health Act, as amended; (J) the Genetic Information Nondiscrimination Act of 2008; (K) the Fair Labor Standards Act of 1938, as amended; (L) the Age Discrimination in Employment Act of 1967, as amended (including as amended by the Older Workers Benefits Protection Act); (M) the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (N) any local, state, or federal anti-discrimination or anti-retaliation law; (O) any other local, state, or federal law, regulation, or ordinance including the laws of the State of Texas and the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); and (P) any other local or state law, regulation, or ordinance in a state or jurisdiction where Employee worked on behalf of the Company or any of the other Company Parties; (ii) any claim for any alleged violation of any public policy, contract, tort, or common law, including any claim for defamation, slander, libel, negligence, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of the covenant or implied duty of good faith and fair dealing, breach of implied or express contract, interference with contractual relations or prospective business advantage, invasion of privacy, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses, including attorneys’ fees, related to any Confirming Released Claim; (iv) any and all claims Employee may have arising under or as the result of any alleged breach of any contract (including the Employment Agreement and any other offer letter, employment contract, or incentive or equity-based compensation plan or agreement, including the Plan and any Equity Award) with the Company or any other Company Party; (v) any claim for compensation or benefits of any kind not expressly set forth in the Separation Agreement or this Confirming Release; and (vi) any and all claims arising from, or

US 9340655

relating to, the Plan or any Equity Award, or Employee’s status as a holder of performance share units or shares of restricted stock, or otherwise arising (whether directly or derivately) as the result of Employee being a holder of any shares, equity or interest in any Company Party (collectively, the “Confirming Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for any consideration received by Employee pursuant to Section 2 of the Separation Agreement (and any portion thereof), any and all potential claims of this nature that Employee may have against the Company or the other Company Parties, regardless of whether they actually exist, are expressly settled, compromised, and waived. THIS CONFIRMING RELEASE INCLUDES MATTERS KNOWN OR UNKNOWN AND ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF THE COMPANY OR COMPANY PARTIES.
(b)Notwithstanding this release of liability, nothing in this Confirming Release prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Confirming Release, with the Equal Employment Opportunity Commission (“EEOC”), Securities and Exchange Commission, or other Governmental Authority, or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC, Securities and Exchange Commission, or other Governmental Authority; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief or recovery from any Company Party or as a result of such EEOC, Securities and Exchange Commission, or other Governmental Authority proceeding or subsequent legal actions. Further, in no event shall the Confirming Released Claims include (i) any claim that first arises after the date Employee signs this Confirming Release, including any claim to enforce Employee’s rights under Section 2 of the Separation Agreement; (ii) any claim to any vested benefits under ERISA that cannot be released pursuant to ERISA; (iii) any rights to severance pay or benefits pursuant to the terms of the Separation Agreement or (iv) any right to receive an award for information provided to any Governmental Authorities.  In addition, nothing herein prevents Employee from seeking workers’ compensation or unemployment insurance benefits.

2. Satisfaction of Obligations; Receipt of Leaves, Bonuses, and Other Compensation.  Employee acknowledges and agrees that Employee has been paid in full all bonuses, been provided all benefits, been afforded all rights and otherwise received all wages, compensation, and other sums that Employee has been owed or ever could be owed by each Company Party (with the exception of any sums to which Employee may be entitled pursuant to Section 2 of the Separation Agreement and, if still unpaid on the date Employee signs this Confirming Release, any unpaid base salary for the pay period in which the Separation Date occurred).  Employee further acknowledges and agrees that Employee has received all leaves (paid and unpaid) that Employee has been entitled to receive from each Company Party.

3.Employee’s Acknowledgments.  In executing and delivering this Confirming Release, Employee expressly acknowledges that: (a) Employee has carefully read this Confirming Release and has had sufficient time (and at least twenty-one (21) days) to consider this Confirming Release before its execution and delivery to the Company; (b) Employee is receiving, pursuant to the Separation Agreement and Employee’s execution of this Confirming Release, consideration in addition to anything of value to which Employee is already entitled; (c) Employee has been

US 9340655

advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney of Employee’s choice before signing this Confirming Release, and Employee has had an adequate opportunity to do so prior to executing this Confirming Release; (d) Employee fully understands the final and binding effect of this Confirming Release; the only promises made to Employee to sign this Confirming Release are those contained herein and in the Separation Agreement; and Employee is signing this Confirming Release knowingly, voluntarily and of Employee’s own free will, and Employee understands and agrees to each of the terms of this Confirming Release; and (e) the only matters relied upon by Employee and causing Employee to sign this Confirming Release are the provisions set forth in writing within this Confirming Release and the Separation Agreement.

4.Revocation Right.  Notwithstanding the initial effectiveness of this Confirming Release, Employee may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Employee executes this Confirming Release (such seven day period being referred to herein as the “Confirming Release Revocation Period”).  To be effective, such revocation must be in writing signed by Employee and must be received by the Company care of John Schmitz, Chief Executive Officer, 1820 North I-35, Gainesville, TX 76240 or via e-mail to JSchmitz@selectenergy.com, so that it is received by Mr. Schmitz no later than 11:59 p.m. Central Time, on the last day of the Confirming Release Revocation Period.  In the event Employee exercises his revocation right as set forth herein, this Confirming Release will be of no force or effect, Employee will not be entitled to receive the consideration set forth in Section 2 of the Separation Agreement and all other provisions of the Separation Agreement shall remain in full force and effect.

5.Return of Property.  Employee represents and warrants that Employee has returned to the Company all property belonging to the Company and any other Company Party, including all computer files and other electronically stored information, client materials, electronically stored information, and other materials provided to Employee by the Company or any other Company Party in the course of Employee’s employment and Employee further represents and warrants that Employee has not maintained a copy of any such materials in any form.

EMPLOYEE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS EMPLOYEE’S AGREEMENT, AND SIGNS IT AS EMPLOYEE’S OWN FREE ACT.

Adam Law

Date:

US 9340655